                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer Bond Fund Series:

     We  consent  to the  use in  this  Registration  Statement  of  Oppenheimer
Convertible  Securities  Fund,  (a  portfolio of the Bond Fund  Series),  of our report  dated  February  8,  2007,  included  in  the  Statement  of  Additional
Information, which is part of such Registration Statement, and to the references to  our  firm  under  the  headings  "Financial  Highlights"  appearing  in  the
Prospectus,  which is also part of such Registration  Statement and "Independent
Registered  Public  Accounting  Firm"  appearing in the  Statement of Additional
Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
April 27, 2007